Exhibit 99.1

Farmland Partners Inc. Reports Results for the Quarter Ended March 31, 2015

DENVER, May 5, 2015 /PRNewswire/ - Farmland Partners Inc. (NYSEMKT: FPI) (the “Company”) today reported financial results for the quarter ended March 31, 2015.

First Quarter Highlights

•                  Reported Adjusted Funds from Operations (“AFFO”) per fully diluted weighted average share of $0.04 for the first quarter ended March 31, 2015 and released management’s expectation of AFFO per fully diluted weighted average share of approximately $0.58 — $0.62 for the full year

•                  Closed on 2,860 acres for an aggregate purchase price of $11.4 million, including 63,581 shares of common stock

•                  Put under contract an additional 19,094 acres for total consideration of $72.5 million in cash, 824,398 shares of common stock and 2,232,296 units in the Company’s operating partnership (“OP Units”)

•                  Received cash rent payments for the 2015 crop year of $6.5 million

•                  Declared a dividend of $0.116 per share ($0.464 annualized) for the first quarter of 2015 — a 3.90% distribution rate based on the Company’s closing stock price on Monday, May 4, 2015 — and announced a potential dividend increase to $0.51 per year

“So far in 2015, we completed our first transactions with equity consideration while strengthening our positions in the Southeast, the Plains, and the Corn Belt,” said Paul Pittman, the Company’s CEO. “We increased the average maturity of our debt by issuing 10-year bonds, and we started to actively recruit vendors and tenants to participate in our volume purchasing program, which will reduce costs for our farmers in the 2016 crop year.”

Other Recent Highlights

•                  Closed on a total of 3,693 acres for an aggregate purchase price of $24.0 million, including 238,587 OP Units, since April 1, 2015

•                  Issued two 10-year, interest only bonds totaling $26.1 million with fixed interest rates averaging 3.69% under the secured note purchase facility with the Federal Agricultural Mortgage Corporation (the “Farmer Mac Facility”)

Investment Activity

In the first quarter of 2015, the Company completed six acquisitions in four states as follows:

•                  One farm in Mississippi totaling 850 acres for a purchase price of $3.5 million

•                  One farm in South Carolina totaling 502 acres for a purchase price of $2.3 million

•                  Two farms in Colorado totaling 1,312 acres for an aggregate purchase price of $4.1 million, including 63,581 shares of common stock

•                  Two farms in Nebraska totaling 196 acres for an aggregate purchase price of $1.5 million

In the first quarter of 2015, the Company entered into contracts for the acquisition of 23 farms totaling 19,094 acres, of which 14 farms in Nebraska, Colorado and Arkansas totaling 3,693 acres have closed subsequent to March 31, 2015 for an aggregate purchase price of $24.0 million, including 238,587 OP Units. Nine farms remain under contract in Mississippi, South Carolina, North Carolina and Virginia totaling 15,401 acres for total consideration of $51.3 million in cash, 824,398 shares of common stock and 1,993,709 OP units, all of which are expected to close in the second quarter of 2015.

New Indebtedness

On April 7, 2015, the Operating Partnership issued a $14.9 million, interest-only bond under the Farmer Mac Facility. The bond has a ten-year term and has a fixed interest rate of 3.69%.

On April 10, 2015, the Operating Partnership issued an $11.2 million, interest-only bond under the Farmer Mac Facility. The bond has a ten-year term and has a fixed interest rate of 3.68%.

Adjusted Funds from Operations and Adjusted EBITDA

AFFO was $0.4 million for the first quarter of 2015, compared with $0.2 million for the first quarter of 2014. AFFO per fully diluted share was $0.04 for the first quarter of 2015 (see “Outlook” below).

Adjusted EBITDA was $1.1 million for the first quarter of 2015, compared with $0.5 million for the first quarter of 2014.

See “Non-GAAP Financial Measures” for complete definitions of AFFO and Adjusted EBITDA and the financial tables accompanying this press release for reconciliations of net income to AFFO and Adjusted EBITDA.

Quarterly Dividends

On February 25, 2015, the Company’s Board of Directors declared a first quarter dividend of $0.116 per share payable on April 15, 2015 to all stockholders of record on April 1, 2015. On an annualized basis, this dividend equates to $0.464 per share, which represents an annual distribution rate of 3.90% based on the Company’s closing stock price on Monday, May 4, 2015.

On March 25, 2015, the Company announced that its management expects to recommend to the Board of Directors that, after the closing of a 15,042-acre acquisition expected to be accretive to AFFO, the Company’s quarterly dividend be increased by approximately 10%, to an annual rate of $0.51 per share.

Operating Results

At March 31, 2015, the Company’s portfolio included 93 farms totaling approximately 49,345 acres. As of the date of this press release and including nine farms with an aggregate of 15,401 acres under contract, the Company’s portfolio is comprised of 116 farms with an aggregate of 68,439 acres in Illinois, Nebraska, Colorado, Kansas, Arkansas, Louisiana, Mississippi, South Carolina, North Carolina and Virginia .

The majority of our tenants pay 100% of their annual rent in advance of each spring planting season. Consistent with industry practice for cash rents, when we make new acquisitions in the first half of the year, we often will receive 100% of the year’s rent at closing. However the Company recognizes revenues on a straight-line basis throughout the entire multi-year term of the lease, as required by U.S. generally accepted accounting principles (“GAAP”). Actual cash rent receipts for the three months ended March 31, 2015 were $6.5 million.

The Company recorded rental income of $2.0 million and net loss of $0.2 million for the three months ended March 31, 2015, as compared to rental income of $0.6 million and net income of $0.1 million for the same period in 2014.

Total rental income increased $1.4 million, or 219.3%, for the three months ended March 31, 2015, as compared to the three months ended March 31, 2014. Rental income for the same-property portfolio increased slightly to $637,891, for the three months ended March 31, 2015, from $635,858 for the three months ended March 31, 2014, as a result of average annual rent for the same property portfolio increasing to $361 per acre for the three months ended March 31, 2015 from $360 per acre for the same period in 2014.

2015 Financial Outlook

The Company’s operating and financial performance is on track with management’s expectation of AFFO per fully diluted weighted average share of approximately $0.58 — $0.62 for the full year. As is typical of agriculture businesses, annual results are more meaningful than interim results. Accordingly, first quarter AFFO must be viewed in an annual context given that AFFO for the first quarter does not include: (i) revenues deriving from leases that provide for a rent payment determined as a percentage of gross farm proceeds (which are typically received and recognized in the fourth quarter), (ii) crop revenues of our taxable REIT subsidiary deriving from custom farmed acres (which will be received and recognized in the fourth quarter), and (iii) revenues deriving from acquisitions closed or expected to close after the quarter’s end. The Company’s estimate is based on the following key assumptions:

•                  Total AFFO revenues of approximately $15.7 million to $16.5 million

•                  Property operating expenses of approximately $0.9 million to $1.0 million

•                  General, administrative, legal and accounting expenses, excluding stock based compensation, of approximately $3.4 million to $3.6 million

•                  Interest expense of approximately $4.6 million to $4.8 million

•                  Fully diluted weighted average shares of approximately 11.69 million

Key investment assumptions include:

•                  Closing of current acquisitions under contract

•                  Acquiring $15 million in additional farmland in Q2

Conference Call Information

The Company has scheduled a conference call on Wednesday, May 6, 2015 at 11:00 a.m. (Eastern Time) to discuss its financial results for the first quarter ended March 31, 2015 and provide a company update. The conference call can be accessed live over the phone toll-free by dialing (866) 262-6804, or for international callers, (412) 902-4107.  Participants can reference the Farmland Partners Inc. First Quarter 2015 Earnings Call. The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.farmlandpartners.com. A replay of the conference call will be available beginning May 6, 2015 at 1:00 p.m. (Eastern Time) until May 20, 2015 at 11:59 p.m. (Eastern Time), by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (International); passcode: 10063981. A replay of the webcast will also be accessible on the Investor Relations website for one year following the event.

About Farmland Partners Inc.

Farmland Partners Inc. is an internally managed real estate company that owns and seeks to acquire high-quality primary row crop farmland located in agricultural markets throughout North America. The Company’s portfolio is comprised of 116 farms with an aggregate of 68,439 acres (including nine farms with an aggregate of 15,401 acres under contract) in Illinois, Nebraska, Colorado, Kansas, Arkansas, Louisiana, Mississippi, South Carolina, North Carolina and Virginia. The Company intends to elect and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ended December 31, 2014.

IPO and Formation Transactions

Due to the timing of the IPO and the formation transactions, the results of operations for the three months ended March 31, 2014 reflect the results of operations of FP Land. The Company’s financial condition as of March 31, 2015 and the results of operations for the three months ended March 31, 2015 reflect the financial condition and results of operations of the Company.

Forward-Looking Statements

This press release includes “forward-looking statements,” including, without limitation, statements with respect to operating and financial performance expectations for fiscal year 2015, a potential dividend increase, proposed acquisitions, financing activities, crop yields and prices and 2015 annual rents. Any future dividends will be authorized by the Company’s Board of Directors in its sole discretion out of funds legally available therefor and will be dependent upon a number of factors, including restrictions under applicable law, the capital requirements of the Company and the distribution requirements necessary to qualify and maintain the Company’s qualification as a REIT. Any determination to increase the Company’s dividend will depend upon the Company’s actual results of operations and earnings, economic conditions and other factors that could differ material from the Company’s current expectations. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company’s common stock, changes in the Company’s business strategy, availability, terms and deployment of capital, availability of qualified personnel, changes in the Company’s industry, interest rates or the general economy, adverse developments related to crop yields or crop prices, the degree and nature of the Company’s competition, the timing, price or amount of repurchases, if any, under the Company’s share repurchase program, the ability to consummate acquisitions under contract and the other factors described in the section entitled “Risk Factors” in our Annual Report or Form 10-K for the year ended December 31, 2014, and our other filings with the Securities and Exchange Commission. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Farmland Partners Inc.

Combined Consolidated Balance Sheets

As of March 31, 2015 and December 31, 2014

(Unaudited)

	March 31,	December 31,
	2015	2014
ASSETS
Land, at cost	$162,930,752	$152,294,899
Grain facilities	2,650,607	2,650,607
Groundwater	5,630,842	5,004,942
Irrigation improvements	5,651,872	5,188,459
Drainage improvements	783,475	783,475
Other	643,574	570,574
Construction in progress	1,927,096	—
Real estate, at cost	180,218,218	166,492,956
Less accumulated depreciation	(950,399)	(777,469)
Total real estate, net	179,267,819	165,715,487
Deposits	946,527	419,548
Cash	18,183,960	33,736,166
Deferred financing fees, net	407,844	364,893
Accounts receivable	113,009	336,919
Accounts receivable, related party	249,778	182,763
Other	310,899	267,431

TOTAL ASSETS	$199,479,836	$201,023,207

LIABILITIES AND EQUITY
LIABILITIES
Mortgage notes and bonds payable	$107,776,000	$113,878,300
Dividends payable	1,129,879	1,122,504
Accrued interest	495,878	238,933
Accrued property taxes	280,937	241,221
Deferred revenue	5,913,183	1,364,737
Accrued expenses	732,830	651,672
Total liabilities	116,328,707	117,497,367

Commitments and contingencies

EQUITY
Common stock, $0.01 par value, 500,000,000 shares authorized; 7,795,336 and 7,731,755 shares issued and outstanding at March 31, 2015 and December 31, 2014 , respectively	75,811	75,175
Additional paid in capital	69,856,630	68,980,437
Retained deficit	(724,633)	(568,192)
Cumulative dividends	(3,034,477)	(2,130,218)
Non-controlling interest in operating partnership	16,977,798	17,168,638
Total equity	83,151,129	83,525,840

TOTAL LIABILITIES AND EQUITY	$199,479,836	$201,023,207

Farmland Partners Inc.

Combined Consolidated Statements of Operations

For the three months ended March 31, 2015 and 2014

(Unaudited)

	For the Three Months Ended March 31,
	2015	2014
OPERATING REVENUES:
Rental income	$2,030,146	$635,854
Tenant reimbursements	73,345	49,797
Total operating revenues	2,103,491	685,651

OPERATING EXPENSES
Depreciation and depletion	172,930	39,895
Property operating expenses	200,496	49,797
Acquisition and due diligence costs	10,914	—
General and administrative expenses	875,031	73,295
Legal and accounting	268,175	53,500
Total operating expenses	1,527,546	216,487
OPERATING INCOME	575,945	469,164

OTHER EXPENSE:
Interest expense	772,523	334,574
Total other expense	772,523	334,574

NET (LOSS) INCOME	(196,578)	134,590

Net loss (income) attributable to non-controlling interests - operating partnership	40,137	(134,590)

Net loss attributable to the Company	$(156,441)	$—

Nonforfeitable dividends allocated to unvested restricted shares	(24,856)

Net loss available to common stockholders of Farmland Partners Inc.	$(181,297)

Basic and diluted per common share data:
Basic and diluted net loss available to common stockholders	$(0.02)
Basic and diluted weighted average common shares outstanding	7,530,188

Farmland Partners Inc.

Reconciliation of Non-GAAP Measures

For the three months ended March 31, 2015 and 2014

(Unaudited)

	For the three months ended March 31,
	2015	2014
Net (loss) income	$(196,578)	$134,590
Depreciation and depletion	172,930	39,895
FFO	(23,648)	174,485

Crop year adjusted revenue	69,857	—
Stock based compensation	239,003	—
Real estate acquisition related audit fees	70,000	—
Real estate related acquisition and due diligence costs	10,914	—
AFFO	$366,126	$174,485

AFFO per diluted weighted average share data:

AFFO common shares	9,689,471
U.S. GAAP loss per share	$(0.02)
Income available to non-controlling interest in Operating Partnership	—
Depreciation and depletion	0.02
Crop year adjusted revenue	0.01
Stock based compensation	0.02
Real estate acquisition related audit fees	0.01
Real estate related acquisition and due diligence costs	—
AFFO diluted weighted average per share	$0.04

	For the three months ended March 31,
	2015	2014
Net (loss) income	$(196,578)	$134,590
Interest expense	772,523	334,574
Depreciation and depletion	172,930	39,895
EBITDA	$748,875	$509,059

Crop year adjusted revenue	69,857	—
Stock based compensation	239,003	—
Real estate acquisition related audit fees	70,000	—
Real estate related acquisition and due diligence costs	10,914	—
Adjusted EBITDA	$1,138,649	$509,059

Non-GAAP Financial Measures

The Company considers the following non-GAAP measures as useful to investors as key supplemental measures of its performance: FFO, AFFO, EBITDA and Adjusted EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. FFO, AFFO, EBITDA and Adjusted EBITDA, as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

FFO

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income (loss) (calculated in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation, depletion and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. Management presents FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from sales of depreciable operating properties, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO.

AFFO

The Company calculates AFFO by adjusting FFO to exclude the income and expenses that the Company believes are not reflective of the sustainability of the Company’s ongoing operating performance, including, but not limited to, crop year adjusted revenue, real estate related acquisition and due diligence costs and stock-based compensation.

Changes in GAAP accounting and reporting rules that were put in effect after the establishment of NAREIT’s definition of FFO in 1999 result in the inclusion of a number of items in FFO that do not correlate with the sustainability of the Company’s operating performance.  Therefore, in addition to FFO, the Company presents AFFO and AFFO per share, fully diluted, both of which are non-GAAP measures.  Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company’s operational performance than FFO. AFFO is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of the Company’s operating performance. Even AFFO, however, does not properly capture the timing of cash receipts, especially in connection with full-year rent payments under lease agreements entered into in connection with newly acquired farms. Management considers AFFO per share, fully diluted to be a supplemental metric to GAAP earnings per share. AFFO per share, fully diluted provides additional insight into how the Company’s operating performance could be allocated to potential shares outstanding at a specific point in time. Management believes that AFFO is a widely recognized measure of the operations of REITs, and presenting AFFO will enable investors to assess the Company’s performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and AFFO per share, fully diluted and, accordingly, the Company’s AFFO and AFFO per share, fully diluted may not always be comparable to AFFO and AFFO per share amounts calculated by other REITs. AFFO and AFFO per share, fully diluted should not be considered as an alternative to net income (loss) or earnings per share (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to net income (loss) earnings per share (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

EBITDA and Adjusted EBITDA

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) is a key financial measure used to evaluate the Company’s operating performance but should not be construed as an alternative to operating income, cash flows from operating activities or net income, in each case as determined in accordance with GAAP. The Company believes that EBITDA is a standard performance measure commonly reported and widely used by analysts and investors in the Company’s industry. However, while EBITDA is a performance measure widely used across several industries, the Company does not believe that it correctly captures the Company’s business operating performance because it includes non-cash expenses and recurring adjustments that are necessary to better understand the Company’s business operating performance.  Therefore, in addition to EBITDA, management uses Adjusted EBITDA, a non-GAAP measure.

The Company calculates Adjusted EBITDA by adjusting EBITDA for certain items such as crop year adjusted revenue, stock-based compensation and real estate related acquisition and due diligence costs that the Company considers necessary to understand its operating performance. The Company believes that Adjusted EBITDA provides useful supplemental information to investors regarding the Company’s ongoing operating performance that, when considered with net income and EBITDA, is beneficial to an investor’s understanding of the Company’s operating performance. However, EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.